UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 29, 2007
                                                          --------------

                           Portec Rail Products, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

        West Virginia                 0-50543                    55-0755271
-----------------------------   --------------------        ------------------
(State or Other Jurisdiction)   (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.                 15238
------------------------------------------------                 -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (412) 782-6000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events
            ------------

     On March 29, 2007 Portec Rail Products, Inc. (the "Company") completed the sale of its facility in Wrexham, Wales, United Kingdom, consisting of land and a building, to GHA Coaches, based in the United Kingdom. The sale price for the property was (pound)1.025 million (approximately $2.0 million U.S. dollars). A copy of the Sale Agreement was previously attached as Exhibit 10.1 to a Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 13, 2007. On April 3, 2007, the Company issued a press release detailing the completion of the above-reference transaction. The press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(a)         Financial statements of businesses acquired. Not Applicable.

(b)         Pro forma financial information. Not Applicable.

(c)         Shell company transactions: Not Applicable.

(d)         Exhibits.

            The following Exhibit is attached as part of this report:
            99.1  Press release of Portec Rail Products, Inc. dated
                  April 3, 2007



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PORTEC RAIL PRODUCTS, INC.



DATE: April 3, 2007              By: /s/ John N. Pesarsick
                                       ------------------------------------
                                       John N. Pesarsick
                                       Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

   99.1          Press release of Portec Rail Products, Inc. dated April 3, 2007